                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MEDAPHIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                              Medaphis Corporation
                             2700 Cumberland Parkway
                                    Suite 300
                             Atlanta, Georgia 30339

                             ----------------------

                         Annual Meeting of Stockholders
                               Has Been Adjourned

                        New Meeting Date: June 17,1997

                             ----------------------


Dear Stockholder:

         We have previously sent you material relating to the Annual Meeting of Stockholders of Medaphis Corporation (the "Company") scheduled to be held on May 19,1997 (the "Annual Meeting"). The Annual Meeting was convened on May 19, 1997 and action was taken at the meeting to elect Robert C. Bellas, Jr., David R. Holbrooke, M.D., David E. McDowell, John C. Pope and Dennis A. Pryor to the Board of Directors of the Company. Thereafter, the Annual Meeting was adjourned until June 17, 1997 in order to allow additional time to obtain the required votes on the proposal to amend the Company's Amended and Restated Certificate of Incorporation to authorize the Board of Directors to issue from time to time, without further stockholder action, 20 million shares of one or more series of preferred stock, with such terms and for such consideration as the Board may determine (the "Preferred Stock Amendment").

         The Annual Meeting will reconvene at the offices of King & Spalding, 50th Floor, 191 Peachtree Street, Atlanta, Georgia 30303 on Tuesday, June 17, 1997 at 10:00 a.m. to take action with respect to the Preferred Stock Amendment.

         As indicated in the Proxy Statement previously mailed to you, the Company's Board of Directors believes the Preferred Stock Amendment to be in the best interests of the Company and its stockholders. Please read pages 19-20 of the Proxy Statement for a more detailed discussion of the Preferred Stock Amendment. Your vote is appreciated. Please sign, date and mail the enclosed proxy card today using the enclosed postage paid envelope provided.

         We appreciate your cooperation in this matter.

                                    By Order of the Board of Directors,


                                    /s/ Jerome H. Baglien
                                    -----------------------------------
                                    JEROME H. BAGLIEN
                                    Senior Vice President,
                                    Chief Financial Officer and
                                    Assistant Secretary